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Exhibit 23

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 24, 2006, in the Registration Statement (Form S-4 No. 333-000000) and related Prospectus of Aventine Renewable Energy Holdings, Inc. for the registration and offer to exchange $160,000,000 of Senior Secured Floating Rate Notes due 2011 for $160,000,000 of new Senior Secured Floating Rate Notes due 2011.

                      /s/ Ernst & Young LLP

St. Louis, Missouri
March 24, 2006

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Consent of Independent Registered Public Accounting Firm